UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a 12

Business Development Corporation of America

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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In connection with the mailing of the definitive proxy statement of Business Development Corporation of America (the “Company”) and the solicitation of proxies with respect to the proposals set forth in the definitive proxy statement, the following two telephone solicitation scripts were prepared for use by the Company’s Chairman, Chief Executive Officer and President with stockholders of the Company after the time of the mailing of the definitive proxy statement.

Richard Byrne Call Script for BDCA Proxy Solicitation (Version 1)

Hi, this is Rich Byrne. I am the CEO of Business Development Corporation of America.

I am calling you about our annual meeting that has been adjourned until June 22nd.

I am calling to ask you for your vote in favor of the remaining proposal that is on our ballot this year. Last year you voted in favor of this proposal along with the majority of our shareholders, and I ask you cast your vote in favor again this year.

If you are ready to vote now, you can do so by pressing the number 1 on your keypad at any time during this call, and you will be connected with the proxy specialist.

To be clear, the proposal would permit the company to issue additional shares at the price below NAV. Many BDCs receive this approval every year. We are asking you to vote “yes” on this proposal because we and our board believe it will put us on a level playing field with our competitors and provide flexibility to raise capital from institutional investors, thus enhancing BDCA’s prospects for a future favorable liquidity event.

If you have any questions about the proxy materials, you may contact a specialist at Broadridge Advisors. They are our proxy agent. You can reach them at 855-486-7909.

Thank you again for your time, and we appreciate your confidence in Business Development Corporation of America.

Richard Byrne Call Script for BDCA Proxy Solicitation (Version 2)

Hi, this is Rich Byrne. I am the CEO of Business Development Corporation of America.

I am calling you regarding our annual meeting that has been adjourned to June 22nd.

I appreciate that you are engaged as a shareholder and that you voted in this year’s annual proxy. I am calling to ask for your vote in favor of the remaining proposal that is on the ballot this year. Last year the majority of our shareholders voted in favor of this proposal and I ask that you cast your vote in favor as well.

If you are ready to vote your shares now, you may do so by pressing the number 1 on your keypad at any time during this call and you will be immediately connected with a proxy specialist.

To be clear, the proposal would permit the company to issue additional shares at a price below NAV. Many BDCs receive this approval every year. We are asking you to vote “yes” on this proposal because we and our board believe it will put us on a level playing field with our competitors and provide flexibility to raise capital from institutional investors, thus enhancing BDCA’s prospects for a future favorable liquidity event.

If you have any questions about the proxy materials you may contact a specialist at Broadridge Advisors. They are our proxy agent. They can be reached at 855-486-7909.

Thank you again for your time and we appreciate your confidence in the Business Development Corporation of America.